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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              COMMERCE BANCORP, INC
                            COMMERCE CAPTIAL TRUST I
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          New Jersey                                         22-2433468
           Delaware                                         [applied for]
     ----------------------                            -----------------------
    (State of incorporation                                (I.R.S. Employer
        or organization)                                  Identification No.)

        Commerce Atrium, 1701 Route 70 East, Cherry Hill, N.J. 08034-5400
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered

       Commerce Capital Trust I
      8.75 % Capital Securities                    New York Stock Exchange
-----------------------------------            --------------------------------

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c) (1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c) (2), please check the following box. [ ]

Securities to be registered pursuant
to Section 12(g) of the Act:   None
                             --------
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Item 1.           Description of Registrants' Securities to be Registered.
                  --------------------------------------------------------

                  The description of the Commerce Capital Trust I 8.75% Capital Securities, set forth under the caption "Description of the Capital Securities" in the Registrants' Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on June 3, 1997 under the Securities Act of 1933, (Registration No. 333-28311) is incorporated herein by reference.

Item 2.       Exhibits.
              ---------

     1. Form of Indenture between Commerce Bancorp, Inc. and the Wilmington Trust Company, as Debenture Trustee.*

     2. Form of Amended and Restated Declaration of Trust of Commerce Capital Trust I.*

     3. Form of Capital Security Certificate for Commerce Capital Trust I (included in Exhibit 2).*

     4.       Form of Commerce Bancorp, Inc. Guarantee Agreement.*

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         *  Incorporated by reference from the Registrants' Registration
Statement on Form S-3 and Amendments Nos. 1 and 2 thereto (Registration No. 333-28311).
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: June 26, 1997                   COMMERCE BANCORP, INC.




                                       By:  /s/ C. Edward Jordan, Jr.
                                          ----------------------------------
                                          Name: C. Edward Jordan, Jr.
                                          Title: Executive Vice President


                                       COMMERCE CAPITAL TRUST I



                                       By: /s/ C. Edward Jordan, Jr.
                                          -----------------------------------
                                          Name: C. Edward Jordan, Jr.
                                          Title: Administrative Trustee